UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust II

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois	60187
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:

Shares of beneficial interest, par value $0.01 per share	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates:  333-138490; 811-21977.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of each of the following five portfolios, each a separate series of the PowerShares Exchange-Traded Fund Trust II (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 8 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-138490; 811-21977) filed on September 21, 2007, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust’s five investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

PowerShares FTSE RAFI Asia Pacific ex-Japan Small-Mid Portfolio	38-3756174
PowerShares International Listed Private Equity Portfolio	61-1526706
PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio	38-3756176
PowerShares FTSE RAFI Europe Small-Mid Portfolio	38-3756173
PowerShares FTSE RAFI Emerging Markets Portfolio	38-3756165

Item 2.    Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on September 20, 2007.

2. The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-138490; 811-21977), as filed with the Securities and Exchange Commission on June 6, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES EXCHANGE-TRADED FUND
TRUST II

Date: September 21 , 2007	By:	/s/ H. Bruce Bond
H. Bruce Bond
Chief Executive Officer